UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2009

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA	95052-8090
(Address of principal executive offices)	(Zip Code)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Item 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On June 11, 2009, National Semiconductor Corporation, a Delaware corporation (the “Company”), issued a news release announcing earnings for the quarter ended May 31, 2009. The earnings news release, which has been attached as Exhibit 99.1, contains unaudited Condensed Consolidated Statements of Operations, Balance Sheets, and Statements of Cash Flows that are presented in accordance with United States generally accepted accounting principles, or GAAP. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01	OTHER EVENTS

On June 11, 2009, the Company announced its Board of Directors had declared a cash dividend of $.08 per outstanding share of Company common stock. The dividend will be payable on July 13, 2009 to Company shareholders of record as of the close of business on June 22, 2009.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News Release dated June 11, 2009 issued by National Semiconductor Corporation* (Earnings)

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

This report contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Except for historical information contained therein, the matters set forth in this report, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the timing of certain activities and the costs to be incurred in conducting certain activities. Other risk factors are included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 25, 2008 under the captions “Outlook,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” contained therein and in the Quarterly Report on Form 10-Q for the Quarter ended March 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: June 11, 2009	//S// Jamie E. Samath
Jamie E. Samath Corporate Controller Signing on behalf of the registrant and as principal accounting officer

Exhibit 99.1

Media Contact:	Financial:
LuAnn Jenkins	Mark Veeh
National Semiconductor	National Semiconductor
(408) 721-2440	(408) 721-5007
luann.jenkins@nsc.com	invest.group@nsc.com

National Semiconductor Reports Results for Fourth Quarter Fiscal 2009

•	Q4 sales were $281 million, down 4% from Q3 of fiscal 2009 and down 39% from Q4 of fiscal 2008
•	Gross margin percentage of 58.3%, up from 57.5% in Q3 and down from 65.9% in last year’s Q4
•	Bookings were up 30% sequentially over Q3
•	Q4 net loss of $64 million includes pre-tax restructuring charge of $116 million
•	Sales outlook for Q1 of fiscal 2010 expected to range from $285 million to $305 million, or an increase of 2 to 9 percent sequentially

SANTA CLARA, Calif. – June 11, 2009 -- National Semiconductor Corp. (NYSE:NSM) today reported sales of $281 million and a net loss of $64 million, or a loss of 28 cents per share, for the fourth quarter of fiscal 2009 which ended May 31, 2009.  National’s fourth quarter of fiscal 2009 results included $116 million of pre-tax charges primarily for severance and asset impairments related to an action announced on March 11, 2009.

National’s fourth quarter fiscal 2009 sales of $281 million were 4 percent lower than the third quarter of fiscal 2009, when the company reported $292 million in sales and earnings of 9 cents per share.  National’s third quarter of fiscal 2009 had 14 weeks, and National’s fourth quarter of fiscal 2009 had 13 weeks. Gross margin of 58.3 percent in National’s fourth quarter of fiscal 2009 was up from the 57.5 percent gross margin achieved in the third quarter of fiscal 2009.

Compared to last year, fourth quarter fiscal 2009 sales were down 39 percent from the $462 million reported in the fourth quarter of fiscal 2008. Fourth quarter loss per share of 28 cents was below the 34 cents of positive earnings per share recorded in the fourth quarter a year ago. Gross margin in the fourth quarter of fiscal 2009 was also lower than the 65.9 percent reported in the fourth quarter of fiscal 2008.

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Bookings for Q4, Fiscal 2009

National’s total company bookings in the fourth quarter of fiscal 2009 increased by approximately 30 percent sequentially over the third quarter. This increase was attributable to increased orders from manufacturers of wireless handsets and other personal mobile devices as well as increased bookings from distributors who serve the broader electronics market. Bookings were up sequentially in all regions except Japan, with the highest percentage increase occurring in the Asia Pacific region. Total company bookings exceeded billings in the fourth quarter.

Summary of Fiscal 2009

Annual sales in fiscal 2009 were $1.46 billion compared to $1.89 billion in fiscal 2008. For fiscal 2009, National reported net income of $73 million, compared to net income of $332 million in fiscal 2008. Earnings per share for the year were 31 cents compared to $1.26 in fiscal 2008. National’s gross margin in fiscal 2009 was 62.7 percent compared to 64.4 percent in fiscal 2008. The company’s effective tax rate was 35.5 percent for fiscal 2009 compared to 26.4 percent for fiscal 2008. Return on invested capital for fiscal 2009 was approximately 15 percent compared to approximately 23 percent for fiscal 2008.

Notable Items in Q4, Fiscal 2009 Results

In the fourth quarter of fiscal 2009, National implemented restructuring actions designed to lower costs including the elimination of 850 positions worldwide and the planned closing of two manufacturing facilities. Fourth quarter fiscal 2009 net results included approximately $116 million in expenses primarily related to severance and asset impairments for the actions noted above, as well as $2.9 million of in-process research and development expense associated with the previously announced acquisition of ActSolar, Inc.

Outlook for Q1, Fiscal 2010

National anticipates that sales in the first quarter of fiscal 2010 will range from $285 million to $305 million, or an increase of approximately 2 percent to 9 percent sequentially.

“Business conditions improved through the quarter. We saw increasing orders from our wireless handset customers as they began ramping production of new smartphone models,” said Brian L. Halla, National’s chairman and CEO. “We are well positioned to enable greater energy efficiency in a wide range of products with our analog and power management circuits.”

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Company Declares Dividend

The company announced today that the Board of Directors has declared a cash dividend of $0.08 per outstanding share of common stock.  This dividend will be paid on July 13, 2009 to shareholders of record at the close of business on June 22, 2009.

Special Note

This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained herein, the matters set forth in this press release, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up and sale of new analog products.  Other risk factors are included in the company's Annual Report on Form 10-K for the fiscal year ended May 25, 2008 under the captions “Outlook,” “Risk Factors” and “Management's Discussion and Analysis of Financial Conditions and Results of Operations” contained therein and the Quarterly Report on Form 10-Q for the quarter ended March 1, 2009.

About National Semiconductor

National Semiconductor is a leader in analog power management technology.  Its products include easy-to-use integrated circuits, PowerWise products that enable more energy-efficient systems, and SolarMagic products which improve the energy output of solar arrays.  The company celebrates its 50th anniversary this year.  Headquartered in Santa Clara, Calif., National reported sales of $1.46 billion for fiscal 2009.  Additional information is available at www.national.com.

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except per share amounts)
	Three Months Ended		Twelve Months Ended
	May 31,	May 25,	May 31,	May 25,
	2009	2008	2009	2008

Net sales	$280.8	$462.0	$1,460.4	$1,885.9
Cost of sales	117.2	157.4	544.1	671.5
Gross margin	163.6	304.6	916.3	1,214.4

Research and development	51.9	90.2	306.0	363.0
Selling, general and administrative	65.2	79.8	283.0	315.5
Severance and restructuring expenses	116.1	9.1	143.9	27.2
In-process research and development charge	2.9	-	2.9	-
Other operating income, net	(2.3)	(0.4)	(2.7)	(0.4)

Operating expenses, net	233.8	178.7	733.1	705.3

Operating (loss) income	(70.2)	125.9	183.2	509.1
Interest income	0.8	4.8	10.4	33.8
Interest expense	(17.0)	(19.6)	(72.7)	(85.5)
Other non-operating income (expense), net	6.8	1.1	(7.3)	(6.2)

(Loss) income before taxes	(79.6)	112.2	113.6	451.2
Income tax (benefit) expense	(15.9)	29.0	40.3	118.9

Net (loss) income	$(63.7)	$83.2	$73.3	$332.3

(Loss) earnings per share:
Basic	$(0.28)	$0.35	$0.32	$1.31
Diluted	$(0.28)	$0.34	$0.31	$1.26

Selected income statement ratios as a percentage of sales:

Gross margin	58.3%	65.9%	62.7%	64.4%
Research and development	18.5%	19.5%	21.0%	19.2%
Selling, general and administrative	23.2%	17.3%	19.4%	16.7%
Net (loss) income	(22.7%)	18.0%	5.0%	17.6%

Effective tax rate	20.0%	25.8%	35.5%	26.4%

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)

	May 31, 2009	May 25, 2008
ASSETS
Current assets:
Cash and cash equivalents	$700.3	$736.8
Receivables, net	71.7	137.3
Inventories	134.6	148.6
Deferred tax assets	82.2	82.9
Other current assets	108.0	66.0

Total current assets	1,096.8	1,171.6

Net property, plant and equipment	461.8	557.3
Goodwill	61.5	60.5
Deferred tax assets	241.9	247.5
Other assets	101.3	112.2

Total assets	$1,963.3	$2,149.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$62.5	$62.5
Accounts payable	40.3	53.5
Accrued expenses	144.6	180.3
Income taxes payable	28.2	12.3

Total current liabilities	275.6	308.6

Long-term debt	1,227.4	1,414.8
Long-term income taxes payable	162.6	143.4
Other non-current liabilities	120.7	85.4

Total liabilities	1,786.3	1,952.2

Commitments and contingencies

Shareholders’ equity:
Common stock of $0.50 par value	116.3	116.3
Additional paid-in-capital	67.6	-
Retained earnings	116.8	167.4
Accumulated other comprehensive loss	(123.7)	(86.8)

Total shareholders’ equity	177.0	196.9

Total liabilities and shareholders’ equity	$1,963.3	$2,149.1

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Twelve Months Ended
	May 31, 2009	May 25, 2008
Cash flows from operating activities:
Net income	$73.3	$332.3
Adjustments to reconcile net income with net cash provided by operating activities:
Depreciation and amortization	119.8	132.7
Share-based compensation	70.9	89.7
Excess tax benefit from share-based payment arrangements	(5.0)	(17.0)
Tax benefit associated with stock options	8.1	27.6
Loss on investments	7.3	6.0
Loss on disposal of equipment	0.4	3.3
Impairment of equipment and other assets	52.7	-
Non-cash restructuring (recovery) expense	(2.0)	3.0
Gain on sale of manufacturing plant assets	-	(3.1)
In-process research and development charge	2.9	-
Other, net	0.7	4.0
Changes in certain assets and liabilities, net:
Receivables	65.2	13.3
Inventories	13.5	27.1
Other current assets	2.9	23.3
Accounts payable and accrued expenses	(36.5)	46.0
Current and deferred income taxes	12.7	(13.3)
Other non-current liabilities	(26.1)	(30.6)
Net cash provided by operating activities	360.8	644.3
Cash flows from investing activities:
Purchase of property, plant and equipment	(83.7)	(111.3)
Business acquisition, net of cash acquired	(4.5)	-
Proceeds from sale of property, plant, and equipment	1.1	16.6
Proceeds from sale of investments	0.4	0.2
Funding of benefit plan	(6.4)	(5.4)
Redemption and net realized losses (gains) of benefit plan	11.6	(0.2)
Other, net	(0.2)	(1.9)
Net cash used in investing activities	(81.7)	(102.0)
Cash flows from financing activities:
Proceeds from unsecured senior notes, net of issuance costs	-	992.9
Proceeds from bank borrowings, net of issuance costs	-	1,996.5
Repayment of bank borrowing	(187.6)	(1,546.8)
Payment on software license obligations	-	(8.7)
Excess tax benefit from share-based payment arrangements	5.0	17.0
Minimum tax withholding paid on behalf of employees for net share settlements	(0.4)	(14.6)
Issuance of common stock	60.2	103.7
Purchase and retirement of treasury stock	(128.4)	(2,123.5)
Cash dividends declared and paid	(64.4)	(50.6)
Net cash used in financing activities	(315.6)	(634.1)
Net change in cash and cash equivalents	(36.5)	(91.8)
Cash and cash equivalents at beginning of the year	736.8	828.6
Cash and cash equivalents at end of the year	$700.3	$736.8

PART I. FINANCIAL INFORMATION

EARNINGS PER SHARE (Unaudited)

(In millions, except per share amounts)
	Three Months Ended		Twelve Months Ended
	May 31, 2009	May 25, 2008	May 31, 2009	May 25, 2008

(Loss) earnings per share:
Basic	$(0.28)	$0.35	$0.32	$1.31
Diluted	$(0.28)	$0.34	$0.31	$1.26

Net (loss) income used in basic and diluted
(loss) earnings per share calculation	$(63.7)	$83.2	$73.3	$332.3

Weighted-average shares outstanding:
Basic	230.1	236.8	229.1	252.8
Diluted	230.1	246.3	235.1	264.3

OTHER FINANCIAL STATEMENT DETAIL

(In millions)

	Three Months Ended		Twelve Months Ended
	May 31, 2009	May 25, 2008	May 31, 2009	May 25, 2008
Other operating income, net

Net intellectual property income	$(2.3)	$(0.4)	$(2.7)	$(0.6)
Gain on sale of manufacturing plant assets	-	-	-	(3.1)
Litigation settlement	-	-	-	3.3
Total other operating income, net	$(2.3)	$(0.4)	$(2.7)	$(0.4)

Other non-operating income (expense), net

Gain (loss) on investments	$6.8	$1.1	$(7.3)	$(6.0)
Charitable contribution	-	-	-	(0.2)
Total other non-operating income (expense), net	$6.8	$1.1	$(7.3)	$(6.2)

Share-based compensation expense	$16.9	$19.7	$70.7	$89.7